Exhibit 21.1

SUBSIDIARIES

1.
Herbalife International, Inc., a Nevada corporation formed in September 1985

2.
Herbalife International of America, Inc., a California corporation formed in December, 1984.

3.
Herbalife of Canada, Ltd., a Canadian corporation formed in July, 1982.

4.
Herbalife Australasia Pty., Ltd., an Australian corporation formed in November, 1982.

5.
Herbalife (U.K.) Limited, a United Kingdom corporation formed in March, 1983.

6.
Herbalife International of Hong Kong Limited, a Hong Kong Corporation formed in September, 1983.

7.
Herbalife International de Espana, S.A., a Spanish Corporation formed in June, 1988.

8.
Herbalife (N.Z.) Limited, A New Zealand corporation formed in November, 1988.

9.
Herbalife Internacional de Mexico, S.A. de C.V., a Mexican corporation formed in May, 1989.

10.
Herbalife International France, S.A., a French corporation formed in May, 1990.

11.
Herbalife International Deutschland GmbH, a German corporation formed in November, 1990.

12.
Herbalife International of Israel (1990) Ltd., an Israeli corporation formed in January, 1991.

13.
Herbalife Products de Mexico, S.A. de C.V., a Mexican corporation formed in June, 1992.

14.
Herbalife Italia S.p.A., an Italian corporation formed in July, 1992.

15.
Herbalife International, S.A., a Portuguese corporation formed in August, 1992.

16.
Herbalife International of Japan, K.K., a Japanese corporation formed in December, 1992.

17.
Herbalife International Netherlands, B.V., a Netherlands corporation formed in March, 1993.

18.
Herbalife International Belgium, S.A./N.V., a Belgian corporation formed in September, 1993.

19.
Vida Herbal Suplementos Alimenticios, C.A., a Venezuelan corporation formed in September, 1993.

20.
Herbalife Polska Sp.zo.o, a Polish corporation formed in October, 1993.

21.
Herbalife International Argentina, S.A., an Argentinean corporation formed in December, 1993.

22.
Herbalife Denmark ApS, a Danish corporation formed in December, 1993.

23.
Herbalife International of Europe, Inc., a California corporation formed in January, 1994.

24.
Herbalife International Distribution, Inc., a California corporation formed in March, 1994.

25.
Herbalife International Philippines, Inc., a Filipino corporation formed in July, 1994.

26.
Herbalife Sweden Aktiebolag, a Swedish corporation formed in October, 1994.

27.
Herbalife International Do Brasil Ltda., a Brazilian corporation formed in October, 1994.

28.
Herbalife International Communications, Inc., formed in November 1994.

29.
Herbalife International Finland OY c/o Hanes, a Finnish corporation formed in June, 1995.

30.
Herbalife International Russia 1995 Ltd., an Israeli corporation formed in June, 1995.

31.
Herbalife South Africa, Ltd., a California corporation formed in June, 1995.

32.
Herbalife Taiwan, Inc., a California corporation formed in June, 1995.

33.
Herbalife Norway Products A/S, a Norwegian corporation formed in August, 1995.

34.
Herbalife International Greece S.A., a Greek corporation formed in May, 1995.

35.
Herbalife Korea Co., Ltd., a South Korean corporation formed in February, 1994.

36.
Importadora Y Distribuidora Herbalife International De Chile, Limitada, a Chilean corporation formed in December, 1994.

37.
Herbalife International (Thailand) Ltd, a California corporation formed in August, 1994.

38.
Herbalife Europe Limited, a United Kingdom corporation formed in February, 1996.

39.
Herbalife International Urunleri Tic. Ltd. Sti., a Turkish corporation formed in December, 1996.

40.
Herbalife Indonesia, an Indonesian corporation formed in November, 1996.

41.
Herbalife International India Private Limited, an India corporation formed in October, 1998.

42.
HIIP Investment Co., LLC, a Delaware Limited Liability company formed in April, 1999.

43.
H & L (Suzhou) Health Products Ltd., a Chinese corporation formed in November 1997.

44.
Herbalife Leiner LLC, a Delaware Limited Liability company formed February 1999.

45.
HBL International Maroc, LLC, a Moroccan corporation formed in November 2000.

46.
Herbalife International Singapore, Pte. Ltd. a Singapore corporation formed in November 2002.

47.
WH Holdings (Cayman Islands) Ltd., a Cayman Islands corporation formed in April 2002.

48.
WH Intermediate Holdings Ltd., a Cayman Islands corporation formed in May 2002.

49.
WH Luxembourg Holdings S.à.R.L, a Luxembourg corporation formed in June 2002.

50.
WH Luxembourg Intermediate Holdings, a Luxembourg corporation formed in June 2002.

51.
WH Luxembourg CM S.à.R.L, a Luxembourg corporation formed in June 2002.

52.
Limited Liability Company, Herbalife International, RS, a Russian limited liability company formed in January, 2004.

53.
WH Capital Corporation, a Nevada corporation formed in February, 2004.